SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 5, 2004
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I	0-25248	Not Applicable
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

     On January 5, 2004, Consolidated Water Co. Ltd. (the “Company”) completed its tender offer outside the United States to the remaining shareholders of Waterfields Company Limited, a company incorporated under the laws of the Bahamas (“Waterfields”), bringing the Company’s total equity ownership in Waterfields to approximately 91%. Waterfields owns and operates a reverse osmosis seawater desalination plant and sells desalinated water on a take or pay basis to the Water & Sewerage Corporation of the Bahamas, which in turn distributes the water to customers via its own pipeline. The Company paid approximately $6.7 million for approximately 64.7% of the outstanding stock of Waterfields in the tender offer. The Company had previously acquired approximately 26.2% of the outstanding stock of Waterfields in two separate transactions in 2003 for an aggregate of $2.7 million.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements relating to the acquisitions described in this Form 8-K and required pursuant to Rule 3-05 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from January 20, 2004.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the acquisitions described in this Form 8-K and required pursuant to Article 11 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from January 20, 2004.

(c) Exhibits.

Exhibit	Exhibit Description

2.1	Tender Offer Announcement by the Company to the Shareholders of Waterfields

99.1	Press Release announcing the Company’s completion of tender offer for shares of stock in Waterfields.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Frederick McTaggart

Name: Frederick McTaggart Title: Chief Executive Officer

Date: January 20, 2004

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EXHIBIT INDEX

Exhibit	Description

2.1	Tender Offer Announcement by the Company to the Shareholders of Waterfields

99.1	Press Release announcing the Company’s acquisition of an additional 13.5% equity interest in Waterfields.

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